Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-105236) pertaining to the Amended and Restated Omnibus Stock Plan of Chicago Mercantile Exchange Holdings Inc.,

(2)	Registration Statement (Form S-8 No. 333-104804; Form S-8 No. 333-115656) pertaining to the Agreement between Chicago Mercantile Exchange Holdings Inc. and James J. McNulty, and

(3)	Registration Statement (Form (S-8 No. 333-124497) pertaining to the Employee Stock Purchase Plan and the 2005 Director Stock Plan;

(4)	Registration Statement (Form S-3ASR No. 333-132554) Shelf Registration Statement for the offering of debt securities, Class A Common Stock, Preferred Stock and Warrants.

(5)	Registration Statement (Form S-8 No. 333-14453) pertaining to CBOT Holdings, Inc.’s 2005 Long-Term Equity Incentive Plan.

of our reports dated February 26, 2008, with respect to the consolidated financial statements and schedule of the CME Group Inc., and the effectiveness of internal control over financial reporting of Chicago Mercantile Exchange Holdings Inc., incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Chicago, Illinois

February 26, 2008